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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-            ) and related Prospectus of Armada Hoffler Properties, Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated March 2, 2016, with respect to the consolidated financial statements and schedule of Armada Hoffler Properties, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

McLean, Virginia
October 19, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm